Exhibit 99.1

VIAVID
communications simplified.

Odyssey Marine Exploration Inc.

Operational Update Conference Call

December 16, 2015

C O R P O R A T E    P A R T I C I P A N T S

Mark Gordon, President, Chief Executive Officer

Philip Devine, Chief Financial Officer

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Mike Malouf, Craig-Hallum

Bob Evans, Pennington Capital

Rob Johnston, Eagle’s View Capital

Sam Healey, Lamassu Holdings

Mark Argento, Lake Street Capital Markets

P R E S E N T A T I O N

Operator:

Good morning and thank you for joining us today for Odyssey Marine Exploration’s Operational Update. My name is Don and I’ll be your conference operator this morning. With us today, we have Mark Gordon, Odyssey’s Chief Executive Officer and President, as well as Philip Devine, the Company’s Chief Financial Officer. Following Mr. Gordon’s remarks, we will have a question and answer session.

Please remember you can submit any questions via the webcast player or email them to ir@odysseymarine.com. You can submit them at any time during the call. Once again, that email address, ir@odysseymarine.com. The webcast link and email address are also available in today’s press release.

The Company may not have time to answer everyone’s questions, but if you submit your question via the webcast system or email, the Company will attempt to respond to unanswered questions via email following the call. Then before we conclude today’s call, I will provide the necessary precautions and disclaimers regarding forward-looking statements made by Management during this call, as well as a special note to US Investors regarding the disclosure of mineral deposits as referenced in the SEC’s Industry Guide Number 7.

We would like to remind everyone that today’s call is going to be available for replay through January 16, 2016, starting later this morning. A webcast replay will also be available via the link provided in the Company’s press release as well as available on Odyssey’s website at www.odysseymarine.com.

Now I would like to turn the call over to CEO Mark Gordon. Please go ahead, sir.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Mark Gordon:

Well thank you, Operator, and thanks to all of you for joining us this morning. As you probably saw earlier this morning, we announced a deal that involved the sale of some of our assets and a reduction of our interest-bearing debt. I’ll take a little time to provide more information on this deal and then we’ll talk about the operational and financial outlook for Odyssey heading into 2016.

You may remember from our March, May and August conference calls that I explained how one mineral deposit can be worth many multiples of even the most valuable shipwreck projects, and that we were shifting our investment philosophy to focus more of our capital on the mineral exploration side of the business. I also stated in those conference calls that we didn’t intend to abandon our shipwreck roots. We discussed developing a multi-year shipwreck program utilizing external funding that still allowed shareholders to benefit from our portfolio of shipwreck projects, and that is exactly what this deal does, with the added benefit of eliminating a significant portion of our debt.

At a very a high level, we executed a $21 million deal to transfer some of our assets, including our shipwreck database. The book value of the assets transferred was $13 million, but we didn’t sell our marine operations capabilities. Our ship, the Odyssey Explorer, and our offshore equipment were not included in this sale and we have an exclusive contract to provide shipwreck search and recovery services to the buyer of our shipwreck database. This services contract provides for a reasonable profit on our offshore work. In addition, Odyssey will retain a 21.25% interest of the proceeds generated from any of these shipwreck projects after the costs.

The bottom line: we’re still in the shipwreck business, but we’ve reset the risk and reward profile so Odyssey will not risk significant capital in the shipwreck business but will generate cash flow and will still have a potential upside from the assets we’ve created over the past 20 years. To be clear, we remain a marine exploration company and we have retained all the capabilities to continue to be a leader in this sector.

Okay, so now let’s take a look at some of the details: What assets exactly were sold? The agreements were executed with Monaco Financial and several affiliated entities. The remaining shipwreck coins, ingots and bars in Odyssey’s inventory were purchased by Monaco Rare Coins. Monaco is one of the premiere coin retailers and wholesalers in the world, and Odyssey already had an exclusive marketing agreement with them. Since Monaco also paid off the bank loan that was tied to Odyssey’s proceeds from the SS Central America project, Monaco also acquired an interest in the proceeds payable to Odyssey under the contract for that project. We successfully recovered a cargo from the SS Central America shipwreck in 2014 under a contract with the court-appointed receiver. More than a year later, this cargo is still tied up in the court.

Odyssey’s headquarters building was also purchased by Monaco, and Odyssey will lease back its office space.

Odyssey’s proprietary shipwreck database, shipwreck research library, and rights to projects were purchased by Magellan Offshore Services. As I mentioned earlier, Odyssey will provide offshore shipwreck search and recovery services to Magellan under an exclusive contract. I do want to point out that four projects where existing contracts are in place were excluded from this sale. The excluded projects include HMS Victory, HMS Sussex, and two other projects already under contract and subject to non-disclosure agreements. Magellan will have the ability to participate in these excluded projects and receive up to 50% of Odyssey’s proceeds, if any, after all expenses are deducted.

In the case of the SS Central America contract and with the excluded projects, Odyssey remains the contracted party and retains full control of all decisions and management related to the contracts.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Odyssey’s shipwreck exhibits, artifact collection, archaeological and artifact research, publications and shipwreck photos, graphics and videos were purchased by Seascape Artifact Exhibits. We’re pleased with Seascape’s desire to continue our past commitments to archaeology, education, publication and exhibit of these priceless historic shipwreck artifacts.

Half of Odyssey’s equity in and receivable from Neptune Minerals were purchased by Freeport Ocean Minerals. These assets had been carried on our books at a zero value.

So what is the immediate financial effect of this deal for Odyssey? One hundred percent of the bank debt totaling $11.7 million that was due tomorrow has now been completely settled. The $1 million loan from Monaco in October, plus an additional $2.2 million loaned by Monaco was retired. A further $5 million of this debt owed to Monaco ceases to accrue interest and is only repayable under certain circumstances, and only from Odyssey’s 21.25% interest in future shipwreck projects. This means $20 million in short-term interest-bearing debt is removed from our balance sheet, saving us over $1.6 million in annual interest expenses. An additional $ 1 million in cash was received at closing.

We’ve monetized non-current assets that had been dormant on our balance sheet. We retain ownership and full control of our key marine exploration assets, including ship, equipment and personnel, and we’ve received an exclusive marine services contract to provide future search and recovery services with specified profitability. We also retain a back-end interest of 21.25% in all future shipwreck projects for ships included in the portfolio sold under this transaction.

Our debt has been reduced considerably. Our only remaining interest-bearing debt is $2.8 million owed to Monaco, which is due more than two years from now, and the convertible debt owed MINOSA. MINOSA has the ability to convert that debt into equity upon the closing of its equity investment under terms already approved by our shareholders. In addition, MINOSA has agreed that the earliest they shall seek payment of the note will be March 30, 2016, to the extent its equity investment has not closed by that time.

So what’s next? We expect to conduct shipwreck operations under contract to Magellan and we are currently developing our 2016 marine operations plan. We will continue to focus on developing the Don Diego deposit. We were informed last week by Exploraciones Oceanicas that SEMARNAT, the Mexican environmental agency, has requested an extension to provide sufficient time to review the additional information provided this month. This extension will likely put their decision into the first quarter of 2016. We remain confident in the science presented to SEMARNAT and that that the project is safe for the environment and beneficial to the local community. We look forward to executing plans for the next stage of this project as soon as environmental approval is received.

While the environmental approval has taken a little longer than we had anticipated, the importance of this project to Mexico and the volume of data that we have provided to the regulators requires the extra diligence that is being applied to the evaluation of this project. I am more confident than ever that the environmental impact will be minimal and the positive value to the local community, to Mexico, and to North America will be immense. We have been working hard to ensure that Odyssey remains responsive to the needs of Mexico and is strong and ready to take this strategically significant project to the next level. We’re also continuing to develop additional seafloor mineral projects, and expect to hear more from us on these projects in 2016.

We’ll continue to manage our cash carefully to ensure we have sufficient operating capital. As we noted in our third quarter report, we have reduced operating expenses and improved the net result. If you compare the third quarter 2015 to the third quarter 2014 results, we reduced our total operating expenses by $2.1 million or by 27%, and if you exclude the one-time $2.7 million credit to operating expenses for the SS Central America project made in 2014, the total operating expenses were actually reduced by $4.8 million or by 45%.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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We’re also focusing on increasing cash inflows. The Odyssey Explorer has been working on a paid contract in the eastern Mediterranean for the past two months. We’re being paid for the work being conducted and we retain a significant back-end interest in this project. We continue to develop a pipeline of other paid contract work and we have potential to be engaged in several other paid projects during the first quarter as well. As I mentioned earlier, the buyer of our shipwreck database will be contracting with Odyssey for future shipwreck projects.

As you may be aware, when we publish our financial statements our inter-company loans are eliminated upon consolidation, so it may not be immediately apparent that we have an interest-bearing note in place with our phosphate subsidiaries. If additional funding is necessary, we can sell a small portion of these convertible, interest-bearing notes. These notes carry an interest rate of 18% and are convertible into Oceanica equity. While we would prefer to retain the maximum optionality to increase our Oceanica holdings, we have had some investor interest in the potential purchase of a portion of these notes. The balance is currently in excess of $18.5 million, so we could sell a small portion to provide for our cash needs and still retain the ability to increase our equity stake in Oceanica.

Before we start answering a few questions, let me add some further information on the deal announced today and on Odyssey in general. Management believes that Odyssey’s most valuable assets for the future are its stake in the Don Diego deposit and Odyssey’s marine exploration capabilities. The deal announced today allows us to focus and build on these two core assets.

Many of you were worried about the large amount of debt maturing tomorrow and about our cash situation. Let me provide some clarity on these two concerns. All of the bank debt that was scheduled to mature tomorrow has been prepaid in full, so this concern is now put to rest. This quarter is still not yet complete, but we have had significant cash inflows in this quarter. We received $2 million in cash from Monaco in the quarter and we have been paid in cash for most of the $3 million worth of contract business we generated from our contracted marine operations this quarter.

As many of you have noticed, we have managed our business so that the operating cash needs have been considerably reduced throughout the year. We continue to be in a position to generate new cash inflows from our marine exploration capabilities and from our existing loans to or stakes in various mineral projects we own. The deal announced today involves the sale of assets that were mainly the non-core or non-liquid assets. These include the following: an office building in Tampa, long-term inventory, non-current receivables, an equity stake in a non-consolidated company that we valued at zero dollars on our books, intangibles such as research files, photographs, and other similar items that we also valued at zero dollars on our books.

Finally, let me be clear that we have retained all of the following items: our vessel, our marine equipment, our offshore know-how and network, our key marine team members, and our capability to search for and recover seafloor assets anywhere in the world, our stake in the Don Diego phosphate deposit, our stake in our mineral projects, our capability to develop existing projects and pursue new projects, and perhaps most importantly our relationship with MINOSA and their continued assistance via their representatives on our Board of Directors

With that, I’m ready to take a few questions, but please note that I can’t answer any questions about the specific plans or intentions of the buyers of specific Odyssey assets, nor will I speculate on the potential outcomes or timing of decisions to be made by various governmental entities that may affect several of our key projects.

And with that Operator, I will turn the call back over to you.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Operator:

Thank you, sir. We will now begin our question and answer session. Once again, if you are listening via the webcast, you may submit your questions at any time by clicking the Ask a Question button at the top right of your webcast player, or email them to ir@odysseymarine.com. If you’d like to ask a question over the phone, you may do so by pressing star, one on your telephone keypad. If you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Once again, press star, one to ask a question. We’ll pause for just a moment to allow everyone an opportunity to signal.

We’ll take our first question from Mike Malouf with Craig-Hallum.

Mike Malouf:

Great. Thanks Mark, and congratulations on getting this deal across the finish line. Nice job.

Mark Gordon:

Thanks Mike.

Mike Malouf:

A quick question on the MINOSA note outstanding. You said that they’ve agreed to extend that. Could you just make sure I understood that correctly?

Mark Gordon:

Yes, sure Mike. As I mentioned, the note—the intention of the note is that it be convertible into equity at the time MINOSA elects to exercise the equity closing. There are some dates, though, that the note could be—where they could seek payment on the note, and the earliest of those dates was extended to March 30, 2016. Prior to that, the earliest date was actually December 31, 2015.

Mike Malouf:

Okay, great, and…

Mark Gordon:

And they voluntarily extended that date for us.

Mike Malouf:

Great, well that’s good news. Then I guess if you take a look at the timing with this recent extension that the Mexican government has requested, that would put the late date of that at around the first week or so of March. Is that right?

Mark Gordon:

Yes, we’re not providing estimates of timelines for the Mexican government decisions. What I can say is that they have—SEMARNAT has requested a supplemental period of 60 business days, maximum of 60 business days that started December 18, or will start December 18 to review the latest information provided to them concerning the environmental permit application.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Mike Malouf:

Okay, great.

Mark Gordon:

So 60 business days commencing December 18th would be the maximum period.

Mike Malouf:

Okay, so those dates sort of line up with regards to cash needs as you await that approval. Good.

Mark Gordon:

Absolutely.

Mike Malouf:

Then just a follow-up question. How soon could you be working for Monaco under this new agreement?

Mark Gordon:

Well, we would expect certainly sometime probably the first half of 2016. Part of the question about how fast we can start projects for Monaco relates to how soon we can complete other paid projects we’re all already engaged in.

Mike Malouf:

Okay, great. That’s all I had. Thanks a lot.

Mark Gordon:

Thank you Mike.

Operator:

We’ll take our next question from Bob Evans with Pennington Capital.

Bob Evans:

Good morning and thanks for taking my questions. Can you comment, we’ve seen some articles out there where it looks like Pemex has recently acquired a phosphate processing plant in this kind of same region that you would potentially be in? It would appear that this would be, you know, obviously a logical either partner or customer, and maybe just talk about the market in general if you were to get approval in terms of potential customers of your business.

Mark Gordon:

Yes, sure Bob. Thanks for the question. I can’t really comment on the transaction by Pemex as obviously we weren’t involved in that transaction; however, we certainly welcome the Mexican government’s initiative to improve nourishment of their population, crop yields by their farmers, and domestic production of fertilizers, all of which they’ve repeatedly said are important initiatives. In fact, I’ve been told that only about 40% of the farmland in Mexico is fertilized today and that Mexico imports most of its phosphate and fertilizers, so we believe that our phosphate deposit in Mexico fits pretty nicely into the plan for increased domestic production for Mexican fertilizers.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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The second part of your question is aside from Pemex, who might otherwise be customers, I would say that on any large players in the industry right now that acquire rock phosphate will logically have interest in this deposit as well.

Bob Evans:

Yes, I guess my understanding is—I’m not an expert on the market, but talking with others who are, that there’s a, you know, if you’re able to move forward, that there’s a good—there’s good demand for this product within the market. I know there’s other areas of the world that are having more of a depleting supply, so I’m just trying to get your assessment of the opportunity.

Mark Gordon:

Well yes, I mean one of the areas of concern for all of us probably listening today is one of the areas of depleting supply, no doubt, is the United States. If you follow Mosaic’s public announcements, they are starting to search the world for other areas where they could be acquiring phosphate resources as they become less plentiful here in our country. It especially hits close to home for us at Odyssey because we live within about an hour of the epicenter for where phosphate production is occurring in the United States, so yes, I think any large phosphate player is probably scanning the horizon now. We’ve also seen publicly that Israeli chemical phosphate player, ICL, has publicly announced that they are developing deals in Africa, including offshore deals.

Philip Devine:

Perhaps I can just add that many commodity prices have suffered in 2015. The phosphate rock prices in the world markets have kept pretty strong and actually have increased over the last six months.

Bob Evans:

Okay, good to know. Actually I didn’t know that. Thank you, appreciate the detail today.

Mark Gordon:

Our pleasure.

Operator:

As a reminder, if you’d like to ask a question, it’s star, one on your telephone keypad.

We’ll go next to Rob Johnston with Eagle’s View Capital.

Rob Johnston:

Yes. Mark, I had a question on some old business, not the mainstream that you’re talking about, but the appeal in the courts in Virginia on the Central America by the Columbus attorney. That was—I thought that would be over by now, but I guess the last I heard, we are waiting to see if he is going to appeal that. I saw that the decision on that appeal that was in our favor, RLPs favor, was granted and issued on June 22. I spoke to an attorney friend of mine, he said that they have 90 days as the loser of that to decide whether to appeal. That would be September 22. We’re almost 180 days. When can RLP distribute?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Mark Gordon:

Okay, yes, to answer your question, and I really can’t answer details of the legal case because we’re simply operating as a contractor to RLP, so I would defer to them on providing a detailed answer. But what I can tell you that I know from publicly available information are the following. Number one, the attorney in the case that—and he’s the attorney that used to represent the company years ago, has now lost several appeals. His only remaining option, and the one that you were probably referring to, is to petition the Supreme Court to hear the case, and my understanding is he has done that inside the time frame, so in that kind of late—I don’t know if it was late September or sometime in October, whatever the deadline was. As far as I know, there’s been nothing from the Supreme Count on whether they would consider hearing that case.

In terms of—RLP is not the owner of the cargo yet, so they can’t take any action to distribute that cargo until the Judge in the federal case in the Virginia courts decides on a salvage award, and there’s activity in that case now and I expect we’ll hear more in the coming couple of months in the Virginia case. It’s only after the Judge rules that there could be any disposition of the cargo.

Rob Johnston:

So the end of it is not really whether the attorney decides to appeal or not, which it sounds like he probably has from what you said…

Mark Gordon:

Right.

Rob Johnston:

It’s really after the court makes a ruling after he’s either denied the US Supreme Court or goes on to try it and succeed or not succeed. Is that right?

Mark Gordon:

Yes. I mean, the threshold issue is the Virginia court who is sitting in admiralty in this case has to decide on the ownership issue, regardless of what actions may or may not occur in the Supreme Court.

Rob Johnston:

Well, as an interested party, would your general expectation, not to hold you to this, would you expect that to be resolved, either good or bad, in 2016 for us?

Mark Gordon:

I have no way to predict directly, but as you look at what we talked about in the deal today, really the timing of the case, we’re sort of indifferent about at Odyssey because that’s one of the assets that’s already been purchased as part of this transaction, or more specifically our rights to any payment have been—are part of this deal.

Rob Johnston:

Okay, the full rights to the Central America, not partial are part of this?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Mark Gordon:

No, just our rights to any payments to be received is what’s been purchased.

Rob Johnston:

Okay, all right.

Mark Gordon:

The fact is the timing of the outcome of the case is not very relevant to us anymore.

Rob Johnston:

Yes, okay. Well, good work on this today, and appreciate your answers.

Mark Gordon:

Thank you.

Operator:

We’ll take our next question from Sam Healey with Lamassu Holdings.

Sam Healey:

Hey guys, thanks for the call, and congratulations on the deal. A lot of moving parts here. I guess this is for Philip. I’m not sure how much you can get into, but can you quantify the effects on your cost of operations, because I know we’re keeping the boat, we’re keeping the crew, so where are we in terms of overall cost to run your business after this deal, relative to before it?

Philip Devine:

So the deal was primarily an asset sale and largely a debt settlement deal, so we don’t expect material changes to our operating costs other than a significant reduction in our interest expenses. As Mark mentioned during the call, we wanted as part of this deal to retain all of our marine exploration capabilities, so the vessel, the equipment and so forth. We are putting those to—you know, all of those assets are working full time during this quarter, and we are planning on in future quarters as well, as Mark mentioned.

So from the deal itself, we expect the deal to generate revenues if Monaco hires us for future projects, and in terms of operating costs, there’s not going to be a significant change, but there will be a significant change in interest expenses.

I don’t know if that satisfies what you were looking for?

Sam Healey:

That’s fine, perfect. Thank you, and well done.

Mark Gordon:

Thank you Sam.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Operator:

We’ll go next to Mark Argento with Lake Street Capital Markets.

Mark Argento:

Good morning, guys.

Mark Gordon:

Morning, Mark.

Mark Argento:

Hey. Just wanted to revisit the kind of the timetable around the government approval, SEMARNAT and the other agencies in Mexico. Could you just review, because it seems like obviously you had submitted all the necessary documentation, kind of went through the process, then you were asked to resubmit, now they’re asking for an extension. Just trying to better understand, is there a hard date in which they need to make a decision, or can we—is there just a kind of perpetual restart opportunity here and this could go on forever? Maybe you could just review where we’re at and where we’ve been.

Mark Gordon:

Sure. By statute, the agency has 60 business days by which to render an opinion on what’s called the MIA, which is the environmental approval application, and they additionally have the opportunity to request an additional 60 business day review period. In the first 60-day period, it’s a little more complex and actually a little lengthier because there’s a public hearing that’s a component of that, and then subsequent to the public hearing any questions that come out of the public hearing, which in our case here were 54 questions that required hundreds of pages of response, need to be submitted, and the clock stops during that time period.

Our submission was just made a couple of weeks ago, and at that point there was roughly 10 business days left in their first 60-day review period, and apparently—and understandably they determined that they needed more time to digest the information just provided. So I guess sometime last week, they announced that they would be requesting the supplemental period of 60 business days, and that 60 business day count starts on December 18th, which puts you probably sometime into March. That would be the extent, there are no more requests for additional time that are available to the government under law.

Mark Argento:

Got you, so you feel like you have visibility into seeing this through to the end here?

Mark Gordon:

Absolutely.

Mark Argento:

Great. Congratulations guys. That’s it for me.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Mark Gordon:

Thank you.

Operator:

That concludes today’s question and answer session. At this time, I’ll turn the conference back to Mr. Mark Gordon for any additional remarks.

Mark Gordon:

Well thank you, Operator. I really just want to thank everybody on the call for your ongoing support. I understand it’s been frustrating. Certain things that we expected to occur have taken significantly longer than we would have liked, but I’ll end and conclude with saying that I am more optimistic than ever about our future, and I think that the deal we announced today is very synergistic with the deal that we have with MINOSA. It allows us to be able to pursue returns from the shipwreck business without risking any significant capital. It preserves our marine operations capability, which isn’t just important to fulfilling the contract to provide services in this deal but also obviously to continue to develop new projects and new mineral projects, as well as to continue our work on the most important mineral project we have, which is the Don Diego project down in Mexico.

So I appreciate your patience, although I know it’s been worn thin, and we as your Management Team plan to continue to execute as we have and ultimately deliver the results that you all deserve. So with that, I’ll conclude my comments.

Operator:

Before we conclude today’s presentation, I would like to take a moment to read the Company’s Safe Harbor statement that provides important cautions regarding forward-looking statements.

Odyssey Marine Exploration believes the information set forth during this conference call may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27a of the Securities Act of 1933, and Section 21e of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in Risk Factors in Part 1, Item 1a of the Company’s annual report on Form 10-K of the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on March 16, 2015.

The financial and operating projections, as well as estimates of mining assets, are based solely on the assumptions developed by Odyssey that it believes are reasonable, based upon information available to Odyssey as of the date of this release. All projections and estimates are subject to material uncertainties and should not be viewed as a prediction or an assurance of actual future performance. The validity and accuracy of Odyssey’s projections will depend upon the unpredictable future events, many of which are beyond Odyssey’s control, and accordingly no assurance can be given that Odyssey’s assumptions will prove true or that its projected results will be achieved.

I would like to take a moment and read an important cautionary note to US Investors. The US Securities and Exchange Commission, SEC, permits mining companies in their filings with the SEC to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms during this conference call such as measured, indicated and inferred resources, which the SEC guidelines strictly prohibit us from including in our filings with the SEC. Inferred mineral resources have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. US Investors are cautioned not to assume that part or all of the inferred mineral resource exists or is economically or legally mineable, and urged to consider closely the disclosures in our Form 10-K which may be secured from us or from the SEC’s website at http: www.sec.gov/edgar.shtml. Odyssey does not necessarily undertake to update any forward-looking statements as a result of new information or future events or developments.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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I would like to remind everyone that this call will be available for replay through January 16, 2016 starting in about two hours. Please refer to Odyssey’s press release for telephone and webcast replay instructions. The replay information will also be available via the Company’s website at www.odysseymarine.com.

Thank you for joining us for today’s presentation. This concludes today’s call. You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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